Exhibit 99.1

Friday, October 23, 2015

HomeTown Bankshares Corporation Reports Strong Operating Performance through the Third Quarter of 2015

Net Income up 10% over 2014

●	Continued Solid Operating Performance
o	Net Income up 10% to $855,000 for the third quarter 2015 vs. $777,000 for 2014
o	EPS of $0.15 for the third quarter of 2015 vs. $.14 per share for the third quarter of 2014 (fully diluted)
o	YTD Earnings of $2.5 million in thru 9.30.15 vs. $2.4 million in 2014
o	YTD EPS of $.45 thru 9.30.15 vs. $0.44 in 2014 (fully diluted)
o	Third quarter revenue of $5.2 million, up $437,000 or 9% over prior year
o	YTD revenue of $15.0 million, up $1.18 million or 8% increase over 2014
o	Noninterest Income for third quarter 2015 up 36% over prior year
o	YTD Noninterest Income thru third quarter 2015 up 43% over 2014

●	Strong Loan and Deposit Growth
o	Loans of $360 Million at September 30, 2015
■	Up $28 million or 9% for the first three quarters of 2015, and
■	Up $41 million or 13% since September 30, 2014
o	Core Deposits of $367 Million at September 30, 2015
■	Increased $41 million or 13% for the first three quarters of 2015
■	Increased $56 million or 18% since September 30, 2014

●	Credit Quality Remains Strong
o	YTD net charge-offs of $19,000 remained low at .01% of average total loans vs. .17% of average total loans for 2014
o	Non-performing assets were 1.51% of total assets at September 30, 2015 vs. 2.39% at September 30, 2014
o	Nonaccrual loans remained low at .12% of total loans at September 30, 2015 vs. .41% of total loans at September 30, 2014

●	Well Capitalized with Solid Capital Ratios
o	Tier 1 Leverage Ratio for HomeTown Bank was 9.7% at September 30, 2015 vs. 9.8% in 2014
o	Return on Assets (ROA) of 0.74% for the third quarter of 2015 vs. 0.73% for 2014
o	Return on Equity (ROE) of 7.54% for the third quarter of 2015 vs. 7.33% for 2014
o	Efficiency Ratio of 69.23% for the third quarter of 2015 vs. 72.20% for 2014

1 | Page

News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Charles W. Maness, Jr., Executive Vice President & CFO, (540) 278-1702

HomeTown Bankshares Corporation Reports Strong Operating Performance through the Third Quarter of 2015

Roanoke, VA (October 23, 2015) – HomeTown Bankshares Corporation, the parent company of HomeTown Bank, generated earnings of $855,000 for the third quarter ended September 30, 2015 and $2.5 million in earnings for the first nine months of 2015. The net profit for the third quarter, which was up 10% over the prior year, includes adjustments to the value of two bank owned properties (OREO) for sales contracted to close in the 4th quarter. These two sales totaled $2.1 million which will further reduce the OREO portfolio by 32% in the 4th quarter of 2015.

“We are very pleased with the strong growth in our assets, earnings, and reduction in bank owned real estate for the first nine months of 2015, stated Susan Still, President and CEO. “Strong growth in both the loan and core deposit portfolios, coupled with a significant increase in non-interest income, contributed to the increase in earnings. Further reductions in bank owned real estate during the 4th quarter will result in a 32% decrease in OREO during 2015.” she continued.

A net profit of $855,000 or $0.15 per diluted common share was realized for the third quarter of 2015 compared to a net profit of $777,000 or $0.14 per diluted common share for the third quarter of 2014. Net income for the first nine months of 2015 amounted to $2.5 million or $0.45 per diluted common share vs. net income of $2.4 million or $0.44 per diluted common share earned during the first nine months of 2014.

Non-interest income increased 36% to $681,000 in the third quarter of 2015 and 43% to $1.9 million for the nine months ended September 30, 2015 vs. $501,000 and $1.3 million, respectively, during the same periods of 2014. The primary growth in non-interest income was revenue generated from strong core deposit growth as well as a resurgence in mortgage lending during 2015.

2 | Page

Balance Sheet

Total assets grew to $473 million at September 30, 2015 from $428 million at December 31, 2014. Annualized loan growth was 11% for the first nine months of 2015, and increased 13% from $319 million over the prior period ended September 30, 2014. Total deposits also grew 10% during the same period from $363 million at December 31, 2014 to $400 million at September 30, 2015. Over the past twelve months, total deposits increased 14% with core deposits alone increasing 18% since September 30, 2014.

The capital ratios remain well above regulatory standards for well-capitalized banks through September 30, 2015.

Asset Quality

Loan quality remained strong during the first nine months of 2015 with nonperforming loans, excluding performing, restructured loans, of $436,000 or 0.12% of total loans at September 30, 2015 vs. $1.3 million or 0.41% of total loans at September 30, 2014. Nonperforming assets to total assets, excluding performing, restructured loans, improved to 1.51% at September 30, 2015 from 2.39% at September 30, 2014.

In addition, net charge-offs to average loans outstanding at September 30, 2015 were 0.00% for the quarter and 0.01% for the first nine months of 2015. The Company’s Allowance for Loan Losses dropped slightly to $3.31 million or .92% of total loans at September 30, 2015 vs. $3.33 million and 1.0% of total loans at December 31, 2014, and $3.5 million and 1.10% of total loans at September 30, 2014. The decline in the allowance for loan losses as a percentage of total loans over the past year is due to the improvement in credit quality and, in particular, the extraordinarily low level of net charge-offs.

“Asset quality has continued to improve and remains strong,” stated Still. “We are particularly pleased with the reduction in the OREO portfolio scheduled for the 4th quarter of 2015. We will remain focused on prudently reducing the level of bank owned real estate throughout the remainder of 2015 and into 2016,” she said.

HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through six full-service branches and seven ATM’s. A high level of responsive and professional service coupled with local decision-making is the hallmark of its banking strategy.

* * *

3 | Page

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending September 30, 2015)

4 | Page

HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

September 30. 2015; December 31, 2014; and September 30, 2014

	September 30,	December 31	September 30
In Thousands	2015	2014	2014
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$30,377	$13,795	$14,051
Federal funds sold	1,675	649	111
Securities available for sale, at fair value	50,686	54,603	56,662
Restricted equity securities, at cost	2,694	2,476	2,577
Loans held for sale	394	242	317
Total loans	360,160	331,679	319,364
Allowance for loan losses	(3,313)	(3,332)	(3,522)
Net loans	356,847	328,347	315,842
Property and equipment, net	14,658	14,900	13,536
Other real estate owned	6,708	6,986	8,686
Other assets	8,934	6,211	6,131
Total assets	$472,973	$428,209	$417,913

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$81,450	$51,226	$47,179
Interest-bearing	318,777	311,369	304,298
Total deposits	400,227	362,595	351,477
Other borrowings	861	422	469
Federal Home Loan Bank borrowings	24,900	20,000	22,250
Other liabilities	1,448	1,967	1,469
Total liabilities	427,436	384,984	375,665

Stockholders’ Equity:
Preferred stock	13,293	13,293	13,293
Common stock	16,481	16,438	16,438
Surplus	15,369	15,310	15,293
Retained deficit	(407)	(2,271)	(3,063)
Accumulated other comprehensive income	434	455	287
Total HomeTown Bankshares Corporation stockholders’ equity	45,170	43,225	42,248
Noncontrolling interest in consolidated subsidiary	367	-	-
Total stockholders’ equity	45,537	43,225	42,248
Total liabilities and stockholders’ equity	$472,973	$428,209	$417,913

5 | Page

HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three and Nine Months Ended September 30, 2015 and 2014

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
In Thousands, Except Share and Per Share Data	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,173	$3,845	$12,119	$11,314
Taxable investment securities	170	240	552	770
Nontaxable investment securities	100	106	303	293
Other interest income	46	41	132	124
Total interest income	4,489	4,232	13,106	12,501
Interest expense:
Deposits	490	426	1,403	1,308
Other borrowed funds	100	94	294	286
Total interest expense	590	520	1,697	1,594
Net interest income	3,899	3,712	11,409	10,907
Provision for loan losses	-	-	-	202
Net interest income after provision for loan losses	3,899	3,712	11,409	10,705
Noninterest income:
Service charges on deposit accounts	128	118	362	326
ATM and interchange income	148	113	416	316
Mortgage banking	161	102	539	149
Gains on sales of investment securities	12	-	52	108
Other income	232	168	542	441
Total noninterest income	681	501	1,911	1,340
Noninterest expense:
Salaries and employee benefits	1,641	1,510	4,801	4,303
Occupancy and equipment expense	441	398	1,325	1,128
Advertising and marketing expense	198	196	607	431
Professional fees	80	245	303	432
(Gains), losses on sales, writedowns of other real estate owned, net	140	-	140	(5)
Other real estate owned expense	35	50	105	173
Other expense	802	693	2,387	2,084
Total noninterest expense	3,337	3,092	9,668	8,546
Net income before income taxes	1,243	1,121	3,652	3,499
Income tax expense	381	344	1,108	1,086
Net income	862	777	2,544	2,413
Less net income attributable to non-controlling interest	7	-	50	-
Net income attributable to HomeTown Bankshares Corporation	855	777	2,494	2,413
Effective dividends on preferred stock	210	210	630	630
Net income available to common stockholders	$645	$567	$1,864	$1,783
Basic earnings per common share	$0.20	$0.17	$0.57	$0.54
Diluted earnings per common share	$0.15	$0.14	$0.45	$0.44
Weighted average common shares outstanding	3,296,237	3,287,567	3,294,681	3,283,962
Diluted average common shares outstanding	5,536,237	5,527,567	5,534,681	5,523,962

6 | Page

HomeTown Bankshares Corporation	Three	Three	Nine	Nine
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Sep 30	Sep 30	Sep 30	Sep 30
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$9.67	$8.81	$9.67	$8.81
Book value per share, diluted	$8.16	$7.64	$8.16	$7.64
Earnings per share, basic	$0.20	$0.17	$0.57	$0.54
Earnings per share, diluted	$0.15	$0.14	$0.45	$0.44

PROFITABILITY
Return on average assets	0.74%	0.73%	0.75%	0.78%
Return on average shareholders' equity	7.54%	7.33%	7.51%	7.81%
Net interest margin	3.77%	3.88%	3.80%	3.89%
Efficiency	69.23%	72.20%	71.02%	69.09%

BALANCE SHEET RATIOS
Total loans to deposits	89.99%	90.86%	89.99%	90.86%
Securities to total assets	11.29%	14.18%	11.29%	14.18%
Tier 1 leverage ratio BANK ONLY	9.7%	9.8%	9.7%	9.8%

ASSET QUALITY
Nonperforming assets to total assets	1.51%	2.39%	1.51%	2.39%
Nonperforming assets, including restructured loans, to total assets	2.89%	3.86%	2.89%	3.86%
Net charge-offs to average loans (annualized)	0.00%	0.12%	0.01%	0.17%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$436	$1,298	$436	$1,298
Other real estate owned	6,708	8,686	6,708	8,686
Total nonperforming assets, excluding performing restructured loans	7,144	9,984	7,144	9,984
Restructured loans, performing in accordance with their modified terms	6,523	6,132	6,523	6,132
Total nonperforming assets, including performing restructured loans	$13,667	$16,116	$13,667	$16,116

Allowance for loan losses: (in thousands)
Beginning balance	$3,313	$3,616	$3,332	$3,721
Provision for loan losses	-	-	-	202
Charge-offs	(29)	(103)	(62)	(445)
Recoveries	29	9	43	44
Ending balance	$3,313	$3,522	$3,313	$3,522

7 | Page